EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130505, 333-129754, 333-114866, 333-97769, 333-66746, and 333 37914) of Genius Products, Inc. and subsidiaries of our report dated April 13, 2006 relating to our audit of the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Genius Products, Inc. and subsidiaries for the year ended December 31, 2007.

Los Angeles, California March 17, 2008	/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP